THIS NOTE IS A REGISTERED SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No: R-___

                                   NEWELL CO.
                           MEDIUM-TERM NOTE, SERIES A
                                (Remarketed Note)

     THIS NOTE SHALL NOT BE VALID FOR ANY PURPOSE UNLESS PRESENTED TOGETHER WITH ANNEX A HERETO (INCLUDING ANY CONTINUATION THEREOF). REFERENCE IS MADE TO ANNEX A FOR CERTAIN TERMS OF THIS NOTE.

     NEWELL CO., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum specified in Annex A on the Stated Maturity specified in Annex A, in respect of each obligation evidenced hereby as specified in Annex A, and to pay interest on the unpaid principal balance of each such obligation from the Original Issue Date specified in Annex A to the first Interest Rate Adjustment Date (the "First Interest Rate Adjustment Date") specified in Annex A (the "Initial Interest Rate Period") at the Initial Interest Rate specified therein payable on the related Interest Payment Date or Dates specified in Annex A, to the Person in whose name this
Note is registered at the close of business on the related Record Date. Unless otherwise specified in Annex A, such Record Date during the Initial Interest Period is the first Business Day (as hereinafter defined) prior to the applicable Interest Payment Date. Following the Initial Interest Rate Period, the interest for this Note will be established by a remarketing agent (the "Remarketing Agent") selected by the Company. From and after the First Interest Rate Adjustment Date, this Note will bear interest in the Short Term Rate Mode or Long Term Rate Mode in each case as provided in this Note and set forth in Annex A (which Annex A shall be maintained by The Chase Manhattan Bank, or its successor in trust (the "Trustee")), and interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date as provided below or as reflected in Annex A. In each case, payments shall be made in accordance with the provisions hereof and Annex A, including any additional terms specified therein, until the principal hereof is paid or duly made available for payment. References herein to "this Note," "hereof," "herein" and comparable terms shall include Annex A and shall include, where the context requires, any obligation evidenced hereby constituting a portion of the principal amount of this Note.

     So long as this Note bears interest in a Short Term Rate Period, interest will be payable in arrears on the Business Day next following such Short Term Rate Period and reflected in Annex A. So long as this Note bears interest in a Long Term Rate Period, except as otherwise provided herein, interest will be payable in arrears no less frequently than semiannually on such dates as will be established by the Remarketing Agent and reflected in Annex A, prior to the commencement of each Long Term Rate Period in the case of a fixed interest rate, and as provided below under "Interest Rate - (c) Floating Interest Rates" in the case of a floating interest rate, and on the Business Day next following such Long Term Rate Period. Such interest will be payable to the Holder hereof as of the related Record Date, which, so long as this Note bears interest (i) in the Short Term Rate Mode, is the Business Day next preceding each Interest Payment Date and (ii) in the Long Term Rate Mode, is the 15th day (whether or not a Business Day) prior to the related Interest Payment Date, unless, in either case, otherwise specified in Annex A. Interest on this Note while bearing interest during a Short Term Rate Period or in a floating rate during a Long Term Rate Period will be computed on the basis of actual days elapsed over 360 (or over the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or Treasury Rate (each as defined below)). Unless otherwise specified in Annex A, interest on this Note while bearing interest at a fixed rate during a Long Term Rate Period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on this Note during the Initial Interest Rate Period will be computed on the basis specified in Annex A.

     Unless otherwise specified in Annex A, payment of the principal of, and interest on, this Note will be made at the office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the Person in whose name this Note is registered at the close of business on the related Record Date; PROVIDED FURTHER, that, notwithstanding anything else contained herein, if this Note is a Registered Security in global form and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect among the Trustee, the Remarketing Agent and the Depositary and transfers of ownership interests will be effected on the records of the Depositary and its participating organizations ("DTC Participants") pursuant to rules and procedures established by the Depositary.

     This Note is one of a duly authorized series of securities (the "Securities") of the Company designated as Medium-Term Notes, Series A, due Nine Months or More from Date of Issue (herein called the "Notes") issued and to be issued under an Indenture, dated as of November 1, 1995 (the "Indenture"), between the Company and the Trustee, to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the registered owners of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All terms used in this Note which are not defined herein and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note is issuable only in registered form without coupons in minimum denominations of U.S. $100,000 and integral multiples of $1,000 in excess thereof.

     This Note is unsecured as to payment of principal, interest and premium, if any, and ranks PARI PASSU with all other unsecured unsubordinated indebtedness of the Company.

                                   DEFINITIONS

     The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that with respect to Notes in the Long Term Rate Mode as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as hereinafter defined). "London Business Day" means (i) if the Index Currency (as hereinafter defined) is other than European Currency Units ("ECU"), any day on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, any day that does not appear as an ECU non-settlement day on the display designated as "ISDE" on the Reuter Monitor Money Rates Service (or a day so designated by the ECU Banking Association) or, if ECU non-settlement days do not appear on the page (and are not so designated), is not a day on which payments in ECU cannot be settled in the international interbank market.

     "Floating Interest Rate Notice" has the meaning specified under "Interest Rate (c) Floating Interest Rates" below.

     "Index Currency" means the currency or composite currency specified in Annex A as to which LIBOR (as hereinafter defined) shall be calculated. If no such currency or composite currency is specified in Annex A, the Index Currency shall be United States dollars.

     "Index Maturity" means the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

     "Interest Determination Date" has the meaning specified under "Interest Rate (c) Floating Interest Rates" below.

     "Interest Rate Adjustment Date" means for a particular Interest Rate Mode, each date, which shall be a Business Day, on which interest and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any), on this Note are determined and announced by the Remarketing Agent and the date on which this Note commences to bear interest at such rate.

     "Interest Rate Basis" has the meaning specified under "Interest Rate (c) Floating Interest Rates" below.

     "Interest Rate Mode" means the Short Term Rate Mode or the Long Term Rate Mode.

     "Interest Rate Period" means the period of time commencing on the Interest Rate Adjustment Date to, but not including, the immediately succeeding Interest Rate Adjustment Date during which this Note bears interest at a particular fixed interest rate or floating interest rate.

     "Interest Reset Date," "Initial Interest Reset Date" and "Interest Reset Period" have the respective meanings specified under "Interest Rate (c) Floating Interest Rates" below.

     "Long Term Rate Mode" means the Interest Rate Mode in which the Interest Rate Period is a Long Term Rate Period.

     "Long Term Rate Period" means an Interest Rate Period of more than 365 consecutive calendar days and less than the remaining term of this Note established by the Company as provided herein. A Long Term Rate Period shall commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note, which day must be a Business Day and will be the Interest Adjustment Date for such next Interest Rate Period. The last day of each Long Term Rate Period must end on the day prior to the last Interest Payment Date for such period.

     "Maximum Interest Rate" and "Minimum Interest Rate" have the respective meanings specified under "Interest Rate (c) Floating Interest Rates" below.

     "Maximum Rate" means that rate of interest equal to fifteen percent (15%) per annum or such higher rate as may be established from time to time by the Board of Directors of the Company.

     "Optional Redemption" means the redemption of this Note prior to its maturity at the option of the Company as provided herein.

     "Optional Repayment" means the repayment of this Note prior to its maturity at the option of the Holder hereof as provided herein.

     "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs and ECUs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

     "Remarketing Agent" means such remarketing agent or agents appointed by the Company, from time to time, for this Note.

     "Short Term Rate Mode" means the Interest Rate Mode in which the Interest Rate Period is a Short Term Rate Period.

     "Short Term Rate Period" means, with respect to this Note, an Interest Rate Period of not less than one nor more than 365 consecutive calendar days established by the Company as provided herein. A Short Term Rate Period shall commence on the Interest Rate Adjustment Date therefor and end on the day preceding the date specified by such Remarketing Agent as the first day of the next Interest Rate Period for this Note, which day must be a Business Day and will be the Interest Adjustment Date for such next Interest Rate Period.

     "Special Mandatory Purchase" has the meaning specified under "Redemption, Acceleration and Repayment" below.

     "Spread" means, with respect to any Long Term Rate Period of this Note, the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases applicable to a Long Term Rate Period for this Note.

     "Spread Multiplier" means the percentage of the related Interest Rate Basis or Bases applicable to a Long Term Rate Period by which such Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate from time to time for such Long Term Rate Period.

     "Weekly Rate Period" means a period of seven days commencing on any Interest Rate Adjustment Date and ending on the day preceding the first day of the next Interest Rate Period and is a Short Term Rate Period.

                                  INTEREST RATE

     (a) INITIAL INTEREST RATE. From the Original Issue Date set forth in Annex A to, but not including, the First Interest Rate Adjustment Date set forth in Annex A, this Note will earn interest at the Initial Interest Rate specified therein. The Initial Interest Rate may be a fixed interest rate or a floating interest rate. In the event that this Note shall bear a floating interest rate, such rate will be determined in the manner provided below for this Note to bear interest at a floating rate in a Long Term Rate Period. Thereafter, this Note will bear interest at the Company's option in either the Short Term Rate Mode or the Long Term Rate Mode.

     (b) INTEREST RATES. The interest rate for any Short Term Rate Period for this Note will be a fixed rate determined not later than 12:00 P.M., New York City time, on the Interest Rate Adjustment Date for such Short Term Rate Period. The interest rate for any Long Term Rate Period for this Note will be a fixed rate or a floating rate determined not later than 4:00 P.M., New York City time, on the third Business Day preceding the Interest Rate Adjustment Date for such Long Term Rate Period.

     The interest rate for this Note and, in the case of a floating interest rate, the Spread (if any) and the Spread Multiplier (if any) for this Note following the initial Interest Rate Period will be adjusted by the Remarketing Agent on each succeeding Interest Rate Adjustment Date for the next succeeding Interest Rate Period and will be the minimum interest rate and, in the case of a floating interest rate, Spread (if any) and Spread Multiplier (if any) necessary in the judgment of the Remarketing Agent to produce a par bid in the remarketing of this Note for such Interest Rate Period.

     (c) FLOATING INTEREST RATES. While this Note bears interest in the Long Term Rate Mode, the Company may elect a floating interest rate by providing notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), received by the Trustee and the Remarketing Agent for this Note (the "Floating Interest Rate Notice") not less than eleven (11) Business Days prior to the Interest Rate Adjustment Date for such Long Term Rate Period. The Floating Interest Rate Notice must identify by CUSIP number or otherwise the portion of this Note to which it relates and state the Long Term Rate Period therefor to which it relates. Each Floating Interest Rate Notice must also state whether the floating interest rate is a "Regular Floating Rate," a "Floating Rate/Fixed Rate" or an "Inverse Floating Rate," the Fixed Rate Commencement Date, if applicable, the Interest Rate Basis or Bases, the Initial Interest Reset Date, the Interest Reset Period and Dates, the Interest Payment Period and Dates, the Index Maturity and the Maximum Interest Rate and/or Minimum Interest Rate, if any. If one or more of the applicable Interest Rate Bases are LIBOR or the CMT Rate, the Floating Interest Rate Notice shall also specify the Index Currency and Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively.

     If this Note bears interest at a floating rate in a Long Term Rate Period, the interest borne by this Note will be determined as follows:

          (i) Unless this Note is specified in Annex A as a "Floating Rate/Fixed Rate Note" or an "Inverse Floating Rate Note," this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or in Annex A, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified in Annex A. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period specified in Annex A.

          (ii) If this Note is specified in Annex A as a "Floating Rate/Fixed Rate Note," then, except as set forth below or in Annex A, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or
     (b) multiplied by the Spread Multiplier, if any, in each case as specified in Annex A. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period; PROVIDED, HOWEVER, that the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified in Annex A to the last day of such Long Term Rate Period shall be the Fixed Interest Rate specified in Annex A or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If this Note is specified in Annex A as an "Inverse Floating Rate Note," then, except as set forth below or in Annex A, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any; PROVIDED, HOWEVER, that, unless otherwise specified in Annex A, the interest rate hereon shall not be less than zero. Commencing on the Interest Rate Adjustment Date for such Long Term Rate Period, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date during such Long Term Rate Period.

     The applicable floating interest rate on this Note during any Long Term Rate Period will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may include (i) the CD Rate, (ii) the CMT Rate, (iii) the Commercial Paper Rate, (iv) the Eleventh District Cost of Funds Rate, (v) the Federal Funds Rate, (vi) LIBOR, (vii) the Prime Rate, (viii) the Treasury Rate, or (ix) such other Interest Rate Basis or interest rate formula as may be specified in Annex A; PROVIDED, HOWEVER, in the case of a Floating Rate/Fixed Rate, the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the last day of such Long Term Rate Period will be the Fixed Interest Rate, if such rate is specified in Annex A or, if no such Fixed Interest Rate is specified, the interest rate in effect thereon on the day immediately preceding the Fixed Rate Commencement Date.

     Unless otherwise specified in Annex A, the interest rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below. Except as set forth above or in Annex A, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as hereinafter defined) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.
If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, unless LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, in which case such Interest Reset Date will be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

     Annex A will specify whether the rate of interest will be reset daily, weekly, monthly, quarterly, semiannually or annually or on such other specified basis (each, an "Interest Reset Period") and the dates on which such rate of interest will be reset (each, an "Interest Reset Date"). Unless otherwise specified in Annex A, the Interest Reset Dates will be, in the case of a floating interest rate which resets: (i) daily, each Business Day; (ii) weekly, the Wednesday of each week (unless the Treasury Rate is an applicable Interest Rate Basis, in which case the Tuesday of each week except as described below);
(iii) monthly, the third Wednesday of each month (unless the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, in which case the first calendar day of the month); (iv) quarterly, the third Wednesday of March, June, September and December of each year, (v) semiannually, the third Wednesday of the two months specified in Annex A; and (vi) annually, the third Wednesday of the month specified in Annex A; PROVIDED, HOWEVER, that, with respect to a Floating Rate/Fixed Rate, the rate of interest thereon will not reset after the applicable Fixed Rate Commencement Date.

     The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The "Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date" shall be such preceding Friday. If the interest rate of this Note is a floating interest rate determined with reference to two or more Interest Rate Bases specified in Annex A, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

     Either or both of the following may also apply to the floating interest rate on this Note for a Long Term Rate Period: (i) a Maximum Interest Rate, or ceiling, that may accrue during any Interest Reset Period and (ii) a Minimum Interest Rate, or floor, that may accrue during any Interest Reset Period. In addition to any Maximum Interest Rate that may apply, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

     Except as provided below or in Annex A, interest will be payable, in the case of floating interest rates which reset: (i) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in Annex A; (ii) quarterly, on the third Wednesday of March, June, September and December of each year; (iii) semiannually, on the third Wednesday of the two months of each year specified in Annex A; and (iv) annually, on the third Wednesday of the month of each year specified in Annex A and, in each case, on the Business Day immediately following the applicable Long Term Rate Period. If any Interest Payment Date for the payment of interest at a floating rate (other than following the end of the applicable Long Term Rate Period) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.

     All percentages resulting from any calculation of floating interest rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (E.G., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency or composite currency, to the nearest unit (with one-half cent or unit being rounded upwards).

     Accrued floating rate interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable Interest Reset Period. Unless otherwise specified in Annex A, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, if an applicable Interest Rate Basis is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if an applicable Interest Rate Basis is the CMT Rate or the Treasury Rate. Unless otherwise specified in Annex A, if the floating interest rate is calculated with reference to two or more Interest Rate Bases, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied as specified in Annex A.

     Unless otherwise specified in Annex A, The Chase Manhattan Bank will be the "Calculation Agent." Upon request of any beneficial owner of this Note, the Calculation Agent shall disclose, in the case of a floating interest rate, the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note.

     Unless otherwise specified in Annex A, the "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of
(i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

     CD RATE. If an Interest Rate Basis for this Note is specified in Annex A as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified in Annex A as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "CDs (Secondary Market)," or, if not published by 3:00 P.M., New York City time, on the related Calculation Date (as defined above), the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in Annex A as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified in Annex A and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for negotiable United States dollars certificates of deposit of major United States money market banks for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified in Annex A in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

     CMT RATE. If an Interest Rate Basis for this Note is specified in Annex A as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified in Annex A for the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers so selected by the Calculation Agent, after consultation with the Company, are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent, after consultation with the Company, will obtain from five References Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in Annex A (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in Annex A, the Designated CMT Telerate Page shall be 7052 for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in Annex A with respect to which the CMT Rate will be calculated. If no such maturity is specified in Annex A, the Designated CMT Maturity Index shall be 2 years.

     COMMERCIAL PAPER RATE. If an Interest Rate Basis for this Note is specified in Annex A as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in Annex A as published in H.15(519) under the heading "Commercial Paper" or, if no longer available, such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization. In the event that such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified in Annex A as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for commercial paper having the Index Maturity specified in Annex A placed for an industrial issuer whose bond rating is "AA," or the equivalent from a nationally recognized statistical rating organization; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

     "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                               D   X  360
          Money Market Yield = ----------------   x 100
                               360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

     ELEVENTH DISTRICT COST OF FUNDS RATE.  If an Interest Rate Basis for this
Note is specified in Annex A as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     FEDERAL FUNDS RATE. If an Interest Rate Basis for this Note is specified in Annex A as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the

Remarketing Agent or its affiliates) selected by the Calculation Agent after consultation with the Company, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

     LIBOR. If an Interest Rate Basis for this Note is specified in Annex A as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

      (i) if (a) "LIBOR Reuters" is specified in Annex A, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Index Currency having the Index Maturity specified in Annex A, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) "LIBOR Telerate" is specified in Annex A, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in Annex A as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in Annex A, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

     (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in Annex A, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent, after consultation with the Company, for loans in the Index Currency to leading European banks, having the Index Maturity specified in Annex A and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; PROVIDED, HOWEVER, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in Annex A, the display on the Reuter Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency, or (b) if "LIBOR Telerate" is specified in Annex A or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in Annex A as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Index Currency.

     PRIME RATE. If an Interest Rate Basis for this Note is specified in Annex A as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen U.S. PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen U.S. PRIME 1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks (which may include The Chase Manhattan Bank) in The City of New York selected by the Calculation Agent, after consultation with the Company. If fewer than four such quotations are so provided, the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by as many substitute banks or trust companies (which may include The Chase Manhattan Bank) as necessary in order to obtain four such prime rate quotations, PROVIDED such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, have total equity capital of at least U.S.$500 million and are each subject to supervision or examination by Federal or State authority, selected by the Calculation Agent, after consultation with the Company, to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen U.S. PRIME 1 Page" means the display designated as page "U.S. PRIME 1" on the Reuter Monitor Money Rates Service (or such other page as may replace the U.S.

PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     TREASURY RATE. If an Interest Rate Basis for this Note is specified in Annex A as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in Annex A, as such rate is published in H.15(519) under the heading "Treasury bills-auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified in Annex A are not reported as provided above by 3:00 P.M., New York City time, on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent, and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include the Remarketing Agent or its affiliates) selected by the Calculation Agent, after consultation with the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in Annex A; PROVIDED, HOWEVER, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

     (d) INTEREST RATE PERIODS. The Interest Rate Period for this Note in the Short Term Rate Mode will be determined by the Company as described below under "Conversion" or, if not so determined, shall be the Weekly Rate Period. The Interest Rate Period for this Note in the Long Term Rate Mode will be established by the Company upon not less than eleven (11) Business Days prior notice to the Remarketing Agent for this Note and the Trustee.

     (e) FAILURE OF REMARKETING AGENT TO ANNOUNCE INTEREST RATES ON THE NOTES. In the event that (i) the Remarketing Agent has been removed or has resigned and no successor has been appointed, or (ii) the Remarketing Agent has failed to announce the appropriate interest rate, Spread, if any, or Spread Multiplier, if any, as the case may be, on an Interest Rate Adjustment Date for whatever reason, or (iii) the appropriate interest rate, Spread, Spread Multiplier or Interest Rate Period cannot be determined for whatever reason, then (x) this Note shall be automatically converted to the Weekly Rate Period and the rate of interest hereon shall be equal to the rate per annum announced by The First National Bank of Chicago, or such other nationally recognized bank located in the United States as the Company may select and notify the Trustee in writing, as its prime lending rate and (y) this Note shall be subject to Special Mandatory Purchase.

     (f) MAXIMUM INTEREST RATE ON THE NOTES. The interest rate on the Notes shall not exceed the Maximum Rate.

     (g) NOTICE OF INTEREST RATE, BINDING EFFECT. On each Interest Rate Adjustment Date of this Note, the Remarketing Agent will give the Company and the Trustee notice in writing (which includes facsimile or appropriate electronic media) of the interest rate to be borne by this Note for the following Interest Rate Period. Promptly thereafter, the Trustee will transmit such information to the Depositary in accordance with the Depositary's procedures as in effect from time to time and note such rate in Annex A. After such Interest Rate Adjustment Date, any beneficial owner of this Note may contact the Trustee or the Remarketing Agent in order to be advised of the following information relating to the terms established for such Remarketed Notes on such Interest Rate Adjustment Date: the applicable interest rate, and in the case of a floating interest rate, Interest Rate Basis or Bases, Spread (if any) and Spread Multiplier (if any), and in each case the other terms applicable to this Note. Except as set forth above in this clause (g) and in clause (c), no notice of the applicable interest rate or other terms will be given to the beneficial owner of this Note.

     The interest rate and other terms of this Note announced by the Remarketing Agent, absent manifest error, are binding and conclusive upon the beneficial owner of this Note, the Company and the Trustee.

                                   CONVERSION

     CONVERSION BETWEEN SHORT TERM RATE PERIODS. This Note, if in a Short Term Rate Period, may be remarketed into the same Interest Rate Period or converted at the option of the Company to a different Short Term Rate Period on any Interest Rate Adjustment Date upon receipt by the Remarketing Agent and the Trustee of a notice, which will be in or promptly confirmed in writing (which includes facsimile or appropriate electronic media), from the Company (a "Conversion Notice"), prior to 9:30 A.M., New York City time, or the remarketing of this Note, whichever later occurs, on such Interest Rate Adjustment Date.

     CONVERSION FROM THE SHORT TERM RATE MODE TO THE LONG TERM RATE MODE. This Note, if in the Short Term Rate Mode, may be converted at the option of the Company to the Long Term Rate Mode on any Interest Rate Adjustment Date upon receipt not less than eleven (11) Business Days prior to such Interest Rate Adjustment Date by the Remarketing Agent and the Trustee of a Conversion Notice from the Company.

     CONVERSION BETWEEN LONG TERM RATE PERIODS OR FROM THE LONG TERM RATE MODE TO THE SHORT TERM RATE MODE. This Note, if in a Long Term Rate Period, may be remarketed in the same Interest Rate Period or converted at the option of the Company to a different Long Term

Rate Period or from the Long Term Rate Mode to the Short Term Rate Mode on any Interest Rate Adjustment Date for this Note upon receipt by the Remarketing Agent and the Trustee for this Note of a Conversion Notice from the Company not less than eleven (11) Business Days prior to such Interest Rate Adjustment Date.

     CONVERSION NOTICE. Each Conversion Notice must identify the Note to which it relates and the new Interest Rate Mode (if applicable), the new Interest Rate Period (which, if not so stated, shall be the Weekly Rate Period, the date of the applicable conversion (the "Conversion Date") and, with respect to any Long Term Rate Period, any Optional Redemption or Optional Repayment terms for the Note. If the Company revokes a Conversion Notice or the Remarketing Agent and the Trustee fail to receive a Conversion Notice from the Company by the specified date in advance of the Interest Rate Adjustment Date for this Note, this Note shall be converted automatically to the Weekly Rate Period. See "Tender" below.

     REVOCATION OR CHANGE OF CONVERSION NOTICE OR FLOATING INTEREST RATE NOTICE. The Company may, upon written notice (which includes facsimile or appropriate electronic media) received by the Remarketing Agent and the Trustee, revoke any Conversion Notice or Floating Interest Rate Notice or change any Interest Rate Mode or Interest Rate Period or any optional redemption terms specified in such Conversion Notice or change any Floating Interest Rate Notice not later than (i) 9:30 A.M., New York City time, on the Conversion Date with respect to any attempted conversion of this Note to a Short Term Rate Period, or (ii) 4:00 P.M., New York City time, on the third Business Day preceding the Conversion Date with respect to any attempted conversion of this Note to, or establishment of a floating interest rate for, a Long Term Rate Period.

                                     TENDER

     Unless otherwise specified in Annex A, if this Note is bearing interest at the Initial Interest Rate or in the Short Term Rate Mode or the Long Term Rate Mode, it will automatically be tendered for purchase, or deemed tendered for purchase by the beneficial owner hereof, on each Interest Rate Adjustment Date relating hereto and, if successfully remarketed, repurchased or redeemed on such date, the tendering Holder of this Note will not be entitled to further accrued interest with respect hereto after such date. This Note will be purchased on such Interest Rate Adjustment Date as described below.

                           REMARKETING AND SETTLEMENT

     The Remarketing Agent for this Note will use its reasonable efforts to remarket this Note on behalf of the beneficial owner hereof at a price equal to 100% of the principal amount hereof. The Remarketing Agent may purchase this Note for its own account in a remarketing, but will not be obligated to do so. The Company may offer to purchase this Note in a remarketing, PROVIDED that the interest rate established with respect to this Note in such remarketing is not different from the interest rate that would have been established if the Company had not purchased this Note. This

Note shall not be included in a remarketing if the Company shall have given a notice of redemption or repayment to the Remarketing Agent and the Trustee.

     In connection with the remarketing of this Note into a Short Term Rate Period on the next Interest Rate Adjustment Date for this Note, by 12:00 P.M., New York City time, on such Interest Rate Adjustment Date for this Note, the Remarketing Agent will determine the interest rate hereon to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period.

     In connection with the remarketing of this Note into a Long Term Rate Period on the next Interest Rate Adjustment Date for this Note, by 4:00 P.M., New York City time, on the third Business Day preceding such Interest Rate Adjustment Date, the Remarketing Agent will determine the interest rate for this Note to the nearest one thousandth (0.001) of one percent per annum for the next Interest Rate Period, in the case of a fixed interest rate, and the Spread, if any, or the Spread Multiplier, if any, in the case of a floating interest rate; PROVIDED that, if for any reason the Remarketing Agent is unable to determine such interest rate by such time, the next Interest Rate Period for this Note shall be a Weekly Rate Period or such other Short Term Rate Period as the Company may determine by 9:30 A.M., New York City time, on such Interest Rate Adjustment Date.

     In determining the applicable interest rate for this Note and other terms, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of all Notes tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates therefore at which they would be willing to hold or purchase such Notes.

     By 12:30 P.M., New York City time, on each Interest Rate Adjustment Date, the Remarketing Agent will notify the Company and the Trustee in writing (which includes facsimile or appropriate electronic media) of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread and Spread Multiplier and the Initial Interest Reset Date, and in each case the Interest Rate Adjustment Date applicable to this Note for the next Interest Rate Period, (ii) the Interest Payment Dates (in the case of remarketing into the Long Term Rate Mode), (iii) the aggregate principal amount of all Notes tendered for remarketing on such date, (iv) the aggregate principal amount of such tendered Notes which the Remarketing Agent was able to remarket, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, and (v) such other information as the Trustee may require for settlement purposes. Promptly thereafter, the Trustee will assign one or more CUSIP numbers to this Note and transmit to the Depositary such information as the Depositary may require in accordance with the Depositary's procedures as in effect from time to time.

     By telephone at approximately 1:00 P.M., New York City time, on such Interest Rate Adjustment Date, the Remarketing Agent will advise the purchaser of this Note (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount that such purchaser is to purchase.

     The purchaser of this Note in a remarketing will be required to give instructions to its DTC Participant to pay the purchase price therefor in same day funds to the account of the Remarketing Agent by 3:00 P.M., New York City time, on the Interest Rate Adjustment Date pending delivery of the principal amount of this Note by book-entry through the Depositary by the close of business on the Interest Rate Adjustment Date. The Remarketing Agent will make or use its reasonable efforts to cause to be made payment of such amount to the Trustee.

     When tendered, or deemed tendered, this Note will be automatically delivered to the account of the Trustee, by book-entry through the Depositary pending payment of the purchase price or redemption price for this Note, on the Interest Rate Adjustment Date relating hereto.

     Subject to receipt of funds from the purchaser or the Company, as the case may be, the Trustee will make payment to the Depositary, which will make payment to the DTC Participant of the tendering beneficial owner hereof subject to a remarketing, by book-entry through the Depositary by the close of business on the related Interest Rate Adjustment Date against delivery through the Depositary of the beneficial owner's tendered Note, of: (i) the purchase price for this Note, and (ii) if this Note was purchased pursuant to a Special Mandatory Purchase, the purchase price for this Note plus accrued interest, if any, to such date.

     The transactions described above for a remarketing of this Note will be executed on each Interest Rate Adjustment Date for this Note through the Depositary in accordance with the procedures of the Depositary, and the accounts of the respective DTC Participants will be debited and credited and this Note will be delivered by book-entry as necessary to effect the purchases and sales hereof, in each case as determined in the related remarketing.

     Except as set forth below, the purchase price for this Note to the tendering beneficial owner shall be paid solely out of the proceeds received from a purchaser of this Note in such remarketing, and neither the Remarketing Agent the Trustee nor the Company will be obligated to provide funds to make payment upon any beneficial owner's tender of this Note in a remarketing.

     The settlement and remarketing procedures described above, including the notice provisions and provisions for payment by purchasers of this Note or for payment to the selling beneficial owners of this Note, may be modified to the extent required by the Depositary. In addition, the Remarketing Agent may modify the settlement and remarketing procedures set forth above in order to facilitate the settlement and remarketing process.

     As long as the Depositary's nominee holds the certificates representing this Note in the book-entry system of the Depositary, no certificates for this Note will be delivered by any selling beneficial owner to reflect any transfer of this Note effected in any remarketing.

     FAILED REMARKETING. By 12:15 P.M., New York City time, on any Interest Rate Adjustment Date for this Note, the Remarketing Agent will notify the Trustee and the Company by telephone, confirmed in writing (which includes facsimile or appropriate electronic media), if it was unable to remarket this Note at a price equal to 100% of the principal amount hereof on such date. Such notice will constitute a demand on the Company to purchase this Note at a price equal to the outstanding principal amount hereof. The Company thereupon will pay the outstanding principal amount of this Note plus all accrued and unpaid interest, if any, on this Note to such Interest Rate Adjustment Date. Payment of the principal amount of this Note and payment of accrued and unpaid interest, if any, thereon under the circumstances contemplated in this paragraph by the Company shall be made by deposit of same-day funds with the Trustee by 3:00 P.M., New York City time, on the related Interest Rate Adjustment Date.

                              TRANSFER OR EXCHANGE

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and any interest on this Note are payable or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Company and the Security Registrar or any transfer agent duly executed by the registered owner hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, Stated Maturity and other terms will be issued to the designated transferee or transferees.

     This Note is issuable only in fully registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of the same series and of like tenor of any authorized denomination, as requested by the registered owner surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of this Note, but, subject to certain limitations set forth in the Indenture, the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Subject to the terms of the Indenture, prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                     REDEMPTION, ACCELERATION AND REPAYMENT

     SPECIAL MANDATORY PURCHASE. If this Note has not been remarketed by 12:15 P.M., New York City time, on an Interest Rate Adjustment Date for this Note, it will be purchased by the Company (a "Special Mandatory Purchase"). In such event, the Company will deposit same-day funds with the Trustee irrevocably in trust for the benefit of the beneficial owners hereof by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date. Such funds shall be in an amount sufficient to pay 100% of the principal amount hereof plus accrued and unpaid interest, if any, thereon. This Note will remain outstanding and enjoy the benefits of the Indenture until such time as the Company delivers certificates for this Note to the Trustee for cancellation or otherwise directs the Trustee to reflect that such funds have been paid in full and to cancel this Note (or the portion hereof subject to Special Mandatory Purchase) in accordance with the Indenture. With respect to any portion of this Note purchased pursuant to the Special Mandatory Purchase and remaining outstanding, the Company shall provide the Trustee with such instructions and other information as the Trustee may require for settlement purposes.

     Failure by the Company to purchase this Note subject to Special Mandatory Purchase within the time period provided therefor, after written notice (which includes facsimile or appropriate electronic media) of a failed remarketing of this Note by the Remarketing Agent on behalf of the Beneficial Owners of this Note as provided herein, shall constitute an Event of Default under the Indenture, and the date of such failure shall constitute a date of Maturity for purposes of the Indenture for this Note.

     OPTIONAL REDEMPTION WHILE IN THE INITIAL INTEREST RATE PERIOD. During the Initial Interest Rate Period, this Note will be subject to redemption only to the extent provided and upon the terms set forth in Annex A.

     OPTIONAL REDEMPTION ON ANY INTEREST RATE ADJUSTMENT DATE. Notwithstanding any provision to the contrary in the Indenture, this Note will be subject to redemption at the option of the Company without notice to the Holder hereof on any Interest Rate Adjustment Date therefor at a redemption price equal to the principal amount hereof plus accrued and unpaid interest, if any, to such date.

     OPTIONAL REDEMPTION WHILE THIS NOTE IS IN THE LONG TERM RATE MODE. So long as this Note bears interest in the Long Term Rate Mode, this Note is subject to redemption at the option of the Company at the times and upon the terms specified at the time of conversion to such Long Term Rate Mode and set forth in Annex A.

     ALLOCATION.  Except in the case of a Special Mandatory Purchase, if this
Note is to be subject to a partial redemption, and as long as the Depositary's nominee holds the certificate representing this Note, the Depositary, after receiving notice of redemption specifying the aggregate principal amount of Notes that include this Note to be so redeemed, will determine by lot (or otherwise in accordance with the procedures of the Depositary) the principal amount of such Notes to be redeemed from the account of each DTC Participant. After making its determination as described above, the Depositary will give notice of such determination to each DTC Participant from whose account such Notes are to be redeemed. Each such DTC Participant, upon receipt of such notice, will in turn determine the principal amount of Notes to be redeemed from the accounts of the beneficial owners of such Remarketed Notes for which it serves as DTC Participant, and give notice of such determination to the Remarketing Agent.

     Unless otherwise specified in Annex A, with respect to redemption on any date other than an Interest Rate Adjustment Date, notice of redemption shall be given to the registered owner of this Note as provided in or pursuant to the terms of the Indenture. As provided in the Indenture, notice of redemption as aforesaid may state that such redemption shall be conditioned upon the receipt by the Trustee of the redemption monies on or before the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received.

     The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period beginning at the opening of business fifteen (15) days before any selection of Notes of this series to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption or (b) register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

     OPTIONAL REPAYMENT WHILE IN THE INITIAL INTEREST RATE PERIOD OR IN THE LONG TERM RATE MODE. During the Initial Interest Rate Period, this Note will be subject to repayment at the option of the Holder hereof only to the extent provided and upon the terms set forth in Annex A. Thereafter, so long as this Note bears interest in the Long Term Rate Mode, this Note is subject repayment at the option of the Holder hereof at the times and upon the terms specified at the time of conversion to such Long Term Rate Mode and set forth in Annex A. Notwithstanding the foregoing, for this Note to be repaid at the option of the Holder hereof during any Interest Rate Period, a duly completed election form must be received by the Trustee and delivered to the Company not later than fifteen (15) Business Days prior to the next succeeding Interest Rate Adjustment Date for this Note. The Holder will also provide the Trustee with any additional information as it might reasonably request. If the duly completed election form is not so received and delivered by such date, this Note will not be repaid by the Company at the option of the Holder thereof but will be subject to remarketing on such next succeeding Interest Rate Adjustment Date.

     EVENTS OF DEFAULT. If any Event of Default with respect to this Note shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

                                OTHER PROVISIONS

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the registered owners of the Securities of each series thereunder to be affected under the Indenture at any time by the Company and the Trustee with the consent of the registered owners of not less than a majority in aggregate principal amount of such Securities then Outstanding of each series to be affected. The Indenture also contains provisions permitting the registered owners of specified percentages in principal amount of the Securities of each series thereunder at the time Outstanding, on behalf of the registered owners of all Securities of such series, to waive compliance by the Company with certain restrictive provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered owner of this Note shall be conclusive and binding upon such registered owner and upon all future registered owners of this Note issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and any interest including additional amounts, on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

     This Note shall not be valid or become obligatory for any purpose until the Trustee's Certificate of Authentication hereon shall have been executed by the Trustee.

     IN WITNESS WHEREOF, NEWELL CO. has caused this instrument to be duly executed under its corporate seal.


                                        NEWELL CO.



[SEAL]                                  By:  ___________________________________
                                             Name:     C. R. Davenport
                                             Title:    Vice President-Treasurer


Attest:

By:  ________________________________________
     Name:       Richard H. Wolff
     Title:      Secretary



     This is one of the Securities of the series designated herein, referred to in the within mentioned Indenture.


                                        The Chase Manhattan Bank,
                                          as Trustee


                                        By:  ___________________________________
                                             Authorized Officer

                                             Date:

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________
      Please insert Social Security or other identifying number of assignee


________________________________________________________________________________
               (please print or type name and address of assignee)

the within Note and all rights thereunder and does hereby irrevocably constitute and appoint the aforesaid assignee attorney to transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.



Dated: _____________________________           ________________________________


In the presence of:



_______________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever. When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his authority to act must accompany the Note.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at __________
_______________________________________________________________________________.

     For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or, if the Specified Currency is other than United States dollars, the minimum Authorized Denomination specified on the face hereof)) which the holder elects to have repaid and specify the denomination or denominations (which shall be an Authorized Denomination) not less than $100,000 of the Notes to be issued to the holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not be repaid).

Principal Amount
to be Repaid:

______________________________     $______________

CUSIP Number or other identifier:

Date: ________________


Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

                                                                         ANNEX A

                                   NEWELL CO.

                           Medium-Term Note, Series A
                                (Remarketed Note)

CUSIP Number:

Principal Amount:

Original Issue Date:

Issue Price:

Stated Maturity:

Interest Rate Adjustment Date(s):

Initial Interest Rate Period:

Record Date(s):

Interest Payment Date(s):

Initial Interest Rate:

     [  ]  Fixed Rate:

     [  ]  Floating Rate:

            Calculation Agent (if other than The Chase Manhattan Bank):

            Initial Interest Rate to Initial Interest Reset Date:

            Interest Calculation:

            [  ] Regular Floating Rate


------------------------

(1)Trustee may complete this Annex A or attach a copy of the applicable pricing supplement, or other notice containing all of the applicable terms set forth herein, as Annex A.

            [  ] Inverse Floating Rate Note
                   Fixed Interest Rate:

            [  ] Floating Rate/Fixed Rate Note
                   Fixed Rate Commencement Date:
                   Fixed Interest Rate:

            Interest Rate Basis(es):

             [  ] CD Rate
                   Index Maturity:

             [  ] CMT Rate
                   Index Maturity:
                   Designated CMT Telerate Page:

             [  ] Commercial Paper Rate
                   Index Maturity:

             [  ] Eleventh District Cost of Funds Rate

             [  ] Federal Funds Rate

             [  ] LIBOR
                  [  ]  LIBOR Reuters
                          Index Currency:
                          Index Maturity:
                  [  ]  LIBOR Telerate
                          Index Currency:
                          Index Maturity:

             [  ] Prime Rate

             [  ] Treasury Rate
                   Index Maturity:

Spread (+/-):

Spread Multiplier:

Maximum Interest Rate:

Minimum Interest Rate:

Initial Interest Reset Date:

Interest Reset Date(s):

Interest Reset Period(s):

Day Count Convention:

     [  ]  Actual/360 for the period from              to
     [  ]  Actual/Actual for the period from           to
     [  ]  30/360 for the period from                  to

Applicable Interest Rate Basis:

Optional Redemption Provisions for Initial Interest Rate Period:

     [  ]   This Note cannot be redeemed prior to the First Interest Rate
            Adjustment Date.
     [  ]   This Note may be redeemed prior to the First Interest Rate
            Adjustment Date.

     Initial Redemption Date:

     Initial Redemption Percentage:

     Actual Redemption Percentage Reduction (until Redemption Percentage is 100% of the Principal Amount):

     Other or Alternative Terms of Redemption:

Optional Repayment Provisions for Initial Interest Rate Period:

     [  ]   This Note cannot be repaid prior to the First Interest Rate
            Adjustment Date.
     [  ]   This Note may be repaid prior to the First Interest Rate Adjustment
            Date at the option of the Holder hereof.

     Optional Repayment Dates:

     Repayment Price:    ____________%

     Other or Alternative Terms of Optional Repayment:

Other Provisions:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________